Exhibit 10.4
Execution Version
AMENDED AND RESTATED SECURITY AGREEMENT
     THIS AMENDED AND RESTATED SECURITY AGREEMENT (“Agreement”) is made as of April 8, 2008, by Origen Financial L.L.C., a Delaware limited liability company (“Debtor”), whose principal place of business is located at 27777 Franklin Rd., Suite 1700, Southfield, Michigan 48034, Origen Financial, Inc., a Delaware corporation (“OFI”), Origen Servicing, Inc., a Delaware corporation (“OSI”), Origen Securitization Company, LLC (“OSC”, and together with OFI, OSI and Debtor, each a “Pledgor” and together the “Pledgors”), each whose principal place of business is located at 27777 Franklin Rd., Suite 1700, Southfield, Michigan 48034, and the William M. Davidson Trust u/a/d 12/13/04 (“Secured Party”), whose address is 2300 Harmon Road, Auburn Hills, Michigan 48326, Attention: Jonathan S. Aaron. This Agreement amends and restates in its entirety the Security Agreement dated September 11, 2007 (the “Original Agreement”) executed by Debtor and OSI in favor of Secured Party. This amendment and restatement of the Original Agreement, as amended, shall not affect the grant or priority of security interests and liens granted under the Original Agreement.
     Pledgors hereby agree with Secured Party as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:
(a)	The term “Code” shall mean the Uniform Commercial Code as in effect in the State of Michigan, from time to time, or, if so required with respect to any particular Collateral by mandatory provisions of applicable law, as in effect in the jurisdiction in which such Collateral is located.

(b)	The term “Collateral” shall mean each Pledgor’s right, title and interest in and to all of such Pledgor’s tangible and intangible personal property, assets and rights, whether now owned or hereafter acquired or arising, including, without limitation, all goods, documents, inventory, work in process, instruments, equipment, furniture, machinery, fixtures, trade fixtures, contract rights, chattel paper, accounts, accounts receivable, documents, patents, licenses, deposit accounts, investment property, letters of credit rights and letters of credit, motor vehicles, software, general intangibles (including all product source code and object code), trade secrets and other proprietary information, trademarks, servicemarks, business names and domain names, copyrights (including, without limitation, copyrights for computer programs) and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable), patents and patent applications and license agreements, commercial tort claims, payment intangibles, customer lists, business records, causes of action, together with the proceeds from the sale or other disposition thereof and the products thereof (collectively, the “Collateral”). Without limiting the foregoing, the Collateral shall include servicing and/or sub-servicing fees payable to each Pledgor (“Servicing Fees”) under the servicing agreements, master servicing agreements and/or sub-servicing agreements in respect of the loans included in the trust securitizations listed on Schedule 1 hereto (the “Servicing Agreements”) and all proceeds from the sale thereof.

(c)	The term “Indebtedness” shall mean: (i) all indebtedness, liabilities and obligations of Debtor to Secured Party of any kind or character, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, arising under or pursuant to (A) the Amended and Restated Senior Secured Loan Agreement of even date herewith (the “2007 Loan Agreement”) between Debtor and Secured Party pursuant to which Secured Party has loaned the aggregate amount of $15,000,000 to Debtor, and (B) the Senior Secured Loan Agreement of even date herewith (the “2008 Loan Agreement” and together with the 2007 Loan Agreement, the “Loan Agreements”) between Debtor and Secured Party pursuant to which Secured Party has loaned $46,000,000 to Debtor; (ii) all indebtedness, liabilities and obligations of Debtor to Secured Party now existing or hereafter arising under (A) the Amended and Restated Senior Secured Promissory Note of even date herewith, in the aggregate original principal amount of $10,000,000 (the “$10 Million 2007 Note”) payable to Secured Party, (B) the Amended and Restated Senior Secured Promissory Note of even date herewith, in the aggregate original principal amount of $5,000,000 (the “$5 Million 2007 Note”) payable to Secured Party, and (C) the Senior Secured Promissory Note of even date herewith, in the aggregate original principal amount of $46,000,000 (the “2008 Note” and together with the $10 Million 2007 Note and the $5 Million 2007 Note, the “Notes”) payable to Secured Party; (iii) all obligations of Debtor to Secured Party under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in clauses (i) and (ii) above (including under any of the Loan Documents); (iv) all costs and expenses incurred by Secured Party in connection with the collection of all or any part of the indebtedness and obligations described in clauses (i) through (iii) above or the protection or preservation of, or realization upon, the Collateral, including without limitation all reasonable attorneys’ fees; and (v) all renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in clauses (i) through (iv) above.

(d)	The term “Loan Documents” shall mean the Loan Agreements, this Agreement, the Notes, and the Pledge Agreements, Guaranty, Registration Rights Agreement and Warrant (each as defined in the Loan Agreements) and all other instruments and documents evidencing, securing, governing, guaranteeing and/or pertaining to the Indebtedness.

(e)	The term “Obligated Party” shall mean any party other than the Pledgors who secures, guarantees and/or is otherwise obligated to pay all or any portion of the Indebtedness.

(f)	All words and phrases used herein which are expressly defined in Section 1.201 or Chapter 9 of the Code shall have the meaning provided for therein. Other words and phrases defined elsewhere in the Code shall have the meaning specified therein except to the extent such meaning is inconsistent with a definition in Section 1.201 or Chapter 9 of the Code.
     2. Security Interest. As security for the prompt payment and performance of the Indebtedness, each Pledgor, for value received, hereby pledges and grants to Secured Party a continuing security interest in the Collateral.
     3. Representations and Warranties. In addition to any representations and warranties of Debtor set forth in the Loan Documents, which are incorporated herein by this reference, each Pledgor hereby represents and warrants the following to Secured Party:
(a)	Authority. The execution, delivery and performance of this Agreement and all of the other Loan Documents to which Pledgor is a party have been duly authorized by all necessary action of Pledgor.

(b)	Accuracy of Information. The exact legal name of Pledgor is correctly shown on the first page hereof.

(c)	Enforceability. This Agreement and the other Loan Documents to which Pledgor is a party constitute legal, valid and binding obligations of Pledgor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(d)	Ownership and Liens. Pledgor has good and defensible title to its respective portion of the Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for (i) the security interest created by this Agreement and except for Permitted Liens (as defined in the Loan Agreements), and (ii) with respect to the equity interests of Origen CMO Residual Holding Company, LLC (“Origen CMO”) owned by OSC, the restrictions on transfer of such interests set forth in the Operating Agreement of Origen CMO dated March 25, 2004. No dispute, right of setoff, counterclaim or defense exists with respect to the Collateral. Except as disclosed in writing to Secured Party, Pledgor has not executed any other security agreement currently affecting the Collateral and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except as may have been executed or filed in favor of Secured Party.

(e)	No Conflicts or Consents. Neither the ownership or intended use of the Collateral by Pledgor, the grant of the security interest by Pledgor to Secured Party herein nor the exercise by Secured Party of its rights or remedies hereunder, will (i) conflict with any provision of (A) any federal, state or local law, statute, rule or regulation, (B) the organizational documents of Pledgor, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Pledgor or its assets, or (ii) result in or require the creation of any lien, charge or encumbrance upon any of the Collateral except as may be expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or third party is required in connection with the grant by Pledgor of the security interest herein or the exercise by Secured Party of its rights and remedies hereunder.

(f)	Security Interest. This Agreement creates a legal, valid and binding security interest in favor of Secured Party in the Collateral securing the Indebtedness, such security interest will be properly perfected under the Code upon the filing of appropriate financing statements and will be a first priority security interest in the Collateral.

(g)	Location/Identity. Pledgor’s principal place of business and chief executive office (as those terms are used in the Code), is located at the address set forth on the first page hereof. Except as specified elsewhere herein, all Collateral and records concerning the Collateral shall be kept at such address. Pledgor’s organizational structure and state of organization (the “Organizational Information”) are as set forth on the first page hereof. Except as specified herein, the Organizational Information shall not change.
     4. Affirmative Covenants. In addition to all covenants and agreements of Debtor set forth in the Loan Documents, which are incorporated herein by this reference, each Pledgor will comply with the covenants contained in this Section 4 at all times during the period of time this Agreement is effective unless Secured Party shall otherwise consent in writing.
(a)	Ownership and Liens. Pledgor will maintain good and defensible title to all Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement and the security interests and other encumbrances expressly permitted herein or by the other Loan Documents.

(b)	Further Assurances. Pledgor will from time to time, at its expense and at Secured Party’s request, promptly execute and deliver all further instruments and documents and take all further action reasonably necessary or appropriate in order (i) to perfect and protect the security interest created or purported to be created hereby and the priority of such security interest contemplated hereby, (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation: (A) executing (if requested) and filing such financing or continuation statements, or amendments thereto; and (B) furnishing to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail satisfactory to Secured Party.

(c)	Payment of Taxes. Pledgor will timely pay all property and other taxes, assessments and governmental charges or levies imposed upon the Collateral or any part thereof. Pledgor may, however, delay paying or discharging any such taxes, assessments or charges so long as the validity thereof is contested in good faith by proper proceedings and provided Pledgor has set aside on its books adequate reserves therefor.

(d)	Insurance. Pledgor shall keep its portion of the Collateral consisting of tangible personal property insured against loss or damage to the Collateral under a policy or policies covering such risks as are ordinarily insured against by similar businesses. Such insurance shall be for amounts customarily carried in lines of business similar to that of Pledgor, but in no case less than the actual replacement cost of the Collateral. Pledgor shall also maintain the insurance respecting the Collateral required under the Loan Agreements and the other Loan Documents. Pledgor will obtain lender’s loss payable endorsements on applicable insurance policies in favor of Secured Party as its interest may appear and will provide certificates of such insurance to Secured Party. Pledgor shall cause each insurer to agree that such insurer will give thirty (30) days’ written notice to Secured Party before such policy will be altered or canceled. No settlement of any insurance claim shall be made without Secured Party’s prior consent. In the event of any insured loss, Pledgor shall promptly notify Secured Party thereof in writing, and Pledgor hereby authorizes and directs any insurer concerned to make payment of such loss directly to Secured Party as its interest may appear. Secured Party is authorized, in the name and on behalf of Pledgor, to make proof of loss and to adjust, compromise and collect, in such manner and amounts as it shall determine, all claims under all policies; and Pledgor agrees to sign, on demand of Secured Party, all receipts, vouchers, releases and other instruments which may be necessary or desirable in aid of this authorization. The proceeds of any insurance from loss, theft, or damage to the Collateral shall be (i) disbursed and applied toward the repair, restoration or replacement of the Collateral or (ii) if not disbursed or applied pursuant to clause (i), applied, at the discretion of Secured Party, in reduction of the Indebtedness. Notwithstanding anything to the contrary in the foregoing, upon the occurrence and during the continuance of an Event of Default, the proceeds of any insurance from loss, theft, or damage to the Collateral shall be applied, at the discretion of Secured Party, in reduction of the Indebtedness.

     5. Negative Covenants. Each Pledgor will comply with the covenants contained in this Section 5 at all times during the period of time this Agreement is effective, unless Secured Party shall otherwise consent in writing.
(a)	Transfer or Encumbrance. Pledgor will not (i) sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, except as permitted by the Loan Agreements, or (ii) grant a lien or security interest in or execute, authorize, file or record any financing statement or other security instrument with respect to the Collateral to any party other than Secured Party, except as permitted by the Loan Agreements.

(b)	Indebtedness. Pledgor will not incur, create, assume, permit to exist, guarantee, endorse or otherwise become directly or indirectly or contingently responsible or liable for any indebtedness (other than as permitted pursuant to the Loan Agreements).

(c)	Financing Statement Filings. Pledgor recognizes that a financing statement pertaining to the Collateral has been or may be filed in the jurisdiction of organization of Pledgor. Without limitation of any other covenant herein, Pledgor will neither cause nor permit any change in the location of (i) any Collateral, (ii) any records concerning any Collateral, or (iii) Pledgor’s place of business, or the location of the Pledgor’s chief executive office to a jurisdiction other than as represented in Subsection 3(g), nor will Pledgor change its name or the Organizational Information as represented in Subsection 3(g), unless Pledgor shall have notified Secured Party in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action reasonably requested by Secured Party for the purpose of further perfecting or protecting the security interest in favor of Secured Party in the Collateral.
     6. Rights of Secured Party. Secured Party shall have the rights contained in this Section 6 at all times during the period of time this Agreement is effective.
(a)	Financing Statements Filings. Each Pledgor hereby authorizes Secured Party to file, without the signature of such Pledgor, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Each Pledgor further agrees that a carbon, photographic or other reproduction of this Security Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Secured Party may deem appropriate.

(b)	Power of Attorney. Each Pledgor hereby irrevocably appoints Secured Party as such Pledgor’s attorney-in-fact, such power of attorney being coupled with an interest, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, after the occurrence of an Event of Default, to take any action and to execute any instrument that Secured Party may deem necessary or appropriate to perform Pledgor’s obligations under this Agreement or to accomplish the purposes of this Agreement, including without limitation: (i) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (ii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above; and (iii) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Secured Party with respect to the Collateral. All costs and expenses (including reasonable attorneys fees) incurred by Secured Party in connection with Secured Party’s exercise of its rights hereunder shall be, at the option of Secured Party, included in the Indebtedness or payable by such Pledgor to Secured Party immediately upon demand, together with interest at an annual rate equal to the Default Rate from the date of disbursement by Secured Party to the date of payment by the Debtor.

(c)	Secured Party’s Right to Cure. In case of failure by any Pledgor to procure or maintain insurance, or to pay any fees, assessments, charges or taxes arising with respect to the Collateral, Secured Party shall have the right, but shall not be obligated to, effect such insurance or pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be, at the option of Secured Party, included in the Indebtedness or payable by such Pledgor to Secured Party immediately upon demand, together with interest at an annual rate equal to the Default Rate from the date of disbursement by Secured Party to the date of payment by the Debtor.
     7. Events of Default. Each of the following constitutes an “Event of Default” under this Agreement:
(a)	Non-Performance of Covenants. The failure of either Pledgor or any Obligated Party to timely and properly observe, keep or perform any covenant, agreement, warranty or condition required herein or in any of the other Loan Documents and such failure is not cured within ten (10) days after Pledgors become aware or should have become aware of such failure; or

(b)	Default Under Loan Agreements. The occurrence of an Event of Default under the Loan Agreements; or

(c)	Default Under Notes. The occurrence of an Event of Default under the Notes, including, but not limited to, a default by Debtor to pay principal or interest thereunder when due; or

(d)	Execution on Collateral. The Collateral or any portion thereof is taken on execution or other process of law in any action against either Pledgor; or

(e)	Action by Other Lienholder. The holder of any lien or security interest on any of the Collateral (without hereby implying the consent of Secured Party to the existence or creation of any such lien or security interest on the Collateral not otherwise permitted hereunder), declares a default thereunder or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.
     8. Remedies and Related Rights. If an Event of Default shall have occurred and be continuing, Secured Party shall have the rights and remedies provided in this Section in addition to all rights and remedies provided in the Loan Documents or in the Code and any other applicable law.
(a)	Generally. Subject to the provisions of Section 8(b) below, if an Event of Default shall have occurred and be continuing:
(i) Secured Party may give written notice of default to Pledgors, following which Pledgors shall not dispose of, conceal, transfer, sell or encumber any of the Collateral without Secured Party’s prior written consent.
(ii) Secured Party may require Pledgors to assemble the Collateral at a place designated by Secured Party, which is reasonably convenient to the parties.
(iii) Secured Party may take possession of any or all of the Collateral, including Pledgors’ records pertaining to the Collateral that are reasonably necessary to properly administer and control the Collateral or the handling and collection of the Collateral. Pledgors consent to Secured Party’s entry into any Pledgor’s premises to repossess Collateral.
(iv) Secured Party may receive and open mail addressed to any Pledgor.
(v) Secured Party may dispose of the Collateral at private or public sale. Any required notice of sale shall be deemed commercially reasonable if given at least five (5) days prior to sale. Secured Party may adjourn any public or private sale to a different time or place without notice or publication of such adjournment, and may adjourn any sale either before or after offers are received. The Collateral may be sold in such lots as Secured Party may elect, in its sole discretion. Secured Party may take such action as deemed necessary to repair, protect, or maintain the Collateral pending its disposition.
(vi) Secured Party may recover any or all proceeds of accounts from any bank or other custodian who may have possession thereof. Each

Pledgor authorizes and directs all custodians of its assets to comply with any demand for payment made by Secured Party pursuant to this Agreement, without the need of confirmation from Pledgor and without making any inquiry as to the existence of a default hereunder or any other matter. Secured Party may engage a collection agent to collect accounts.
(vii) Secured Party may notify any or all account debtors that subsequent payments must be made directly to Secured Party or its designated agent. Such notice may be made over Secured Party’s signature(s) or over the appropriate Pledgor’s name with no signature or both, in Secured Party’s discretion. Pledgors authorize and direct all existing or future account debtors to comply with any such notice given by Secured Party, without the need of confirmation from Pledgors and without making any inquiry as to the existence of a default hereunder or as to any other matter. Pledgor agrees, on written notice from Secured Party, to deliver to Secured Party promptly upon receipt thereof, in the form in which received (together with all necessary endorsements), all payments received by any Pledgor from any account debtor.
(viii) Secured Party may, but shall not be obligated to, take such measures as Secured Party may deem necessary in order to collect any or all of the accounts. Without limiting the foregoing, Secured Party may institute any administrative or judicial action that may be deemed necessary in the course of collecting and enforcing any or all of the accounts. Any administrative or judicial action or other action taken by Secured Party in the course of collecting the accounts may be taken by Secured Party in its own name or in Pledgors name. Secured Party may compromise any disputed claims and may otherwise enter into commercially reasonable settlements with account debtors or obligors under the accounts, which compromises or settlements shall be binding upon Pledgors.
(ix) Secured Party may, with respect to any account involving uncompleted performance by Pledgors, and with respect to any general intangible or other Collateral whose value may be preserved by additional performance on Pledgors’ part, take such action as Secured Party may deem appropriate including, without limitation, performing or causing the performance of any obligation of Pledgors thereunder, the making of payments to prevent defaults thereunder, and the granting of adequate assurances to other parties thereto with respect to future performance. Secured Party’s action with respect to any such accounts or general intangibles shall not render Secured Party liable for further performance thereunder unless Secured Party so agree in writing.
(x) Secured Party may exercise its lien upon and right of setoff against any monies, items, credits, deposits or instruments that Secured Party may have in its possession and which belong to Pledgors or to any other person or entity liable for the payment of any or all of the Indebtedness.
(xi) All amounts received by Secured Party for Debtor’s account by exercise of remedies hereunder shall be applied as follows: first, to the payment of all out-of-pocket expenses incurred by Secured Party in exercising rights hereunder, including reasonable attorney’s fees, and any other costs and expenses due Secured Party from Pledgors; second, to the payment of all fees included in the Indebtedness; third, to the payment of all interest included in the Indebtedness, in such order as Secured Party may elect; fourth, to the payment of all principal included in the Indebtedness, in such order as Secured Party may elect, and fifth, any surplus to Pledgors or their successors or assigns.
(xii) In the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Secured Party are insufficient to pay all amounts to which Secured Party is legally entitled, Pledgors and any party who guaranteed or is otherwise obligated to pay all or any portion of the Indebtedness shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents, to the full extent permitted by the Code.
(xiii) Each Pledgor waives any right to require Secured Party to proceed against any third party, exhaust any Collateral or other security for the Indebtedness, or to have any third party joined with such Pledgor in any suit arising out of the Indebtedness or any of the Loan Documents, or pursue any other remedy available to Secured Party. Each Pledgor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension of the Indebtedness. Each Pledgor further waives any defense arising by reason of any disability or other defense of any third party or by reason of the cessation from any cause whatsoever of the liability of any third party.
(b)	Remedies Relating to Servicing Fees. Notwithstanding anything to the contrary in Section 8(a) above:
(i) Until the occurrence of an Event of Default, the appropriate Pledgor shall be entitled to collect and retain 100% of the Servicing Fees under the Servicing Agreements.
(ii) For so long as the Pledgors do not sell or otherwise dispose of the Collateral, Secured Party shall be entitled to receive 45% of the Servicing Fees collected pursuant to the Servicing Agreements and the appropriate Pledgor shall be entitled to collect and retain 55% of the Servicing Fees collected pursuant to the Servicing Agreements; provided that if the amount of the Servicing Fees collected by Secured Party for any twelve month period (commencing with the twelve month period ending on the first anniversary of the occurrence of the Event of Default) does not equal or exceed $4 million, Secured Party shall be entitled to collect and retain an incremental amount (in addition to the 45%) equal to 35% of the Servicing Fees until Secured Party has collected a minimum of $4 million in Servicing Fees for such twelve month period. If the Pledgors sell or otherwise dispose of the Collateral (with the consent of Secured Party), Secured Party shall be entitled to collect and retain 100% of the proceeds received from the sale of the Collateral until the Notes, and all accrued but unpaid interest thereon, is paid in full.
     9. Limitation on Duties Regarding Collateral. Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9207 of the UCC or otherwise, shall be to deal with it in the same manner as Secured Party deals with similar property for its own account. Neither Secured Party nor any of its agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or otherwise.
     10. Miscellaneous.
(a)	Entire Agreement. This Agreement contains the entire agreement of Secured Party and the Pledgors with respect to the Collateral.

(b)	Amendment. No modification, consent or amendment of any provision of this Agreement or any of the other Loan Documents shall be valid or effective unless the same is set forth in a written instrument signed by the party against whom it is sought to be enforced, provided that any amendments specifically permitted by the Code without authentication by the Pledgors shall not require a written instrument, signature or authentication.

(c)	Actions by Secured Party. The lien, security interest and other security rights of Secured Party hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Indebtedness, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution that Secured Party may grant with respect to the Collateral, or (iii) any release or indulgence granted to any endorser, guarantor or surety of the Indebtedness. The taking of additional security by Secured Party shall not release or impair the lien, security interest or other security rights of Secured Party hereunder or affect the obligations of the Pledgors hereunder.

(d)	Waiver by Secured Party. Secured Party may waive any Event of Default without waiving any other prior or subsequent Event of Default. Neither the failure by Secured Party to exercise, nor the delay by Secured Party in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Secured Party of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by either Pledgor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on either Pledgor in any case shall of itself entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

(e)	Costs and Expenses. Debtor will upon demand pay to Secured Party the amount of any and all costs and expenses (including without limitation, reasonable attorneys’ fees and expenses), which Secured Party may incur in connection with the protection, administration and enforcement of this Agreement (including Secured Party’s rights in the Collateral) and any of the rights of Secured Party under the Loan Documents or in connection with any Event of Default.

(f)	GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF MICHIGAN.

(g)	Consent to Jurisdiction. As a material inducement to Secured Party to enter into this Agreement and the Loan Agreements, the Pledgors agree that all actions or proceedings in any manner relating to or arising out of this Agreement may be brought only in the courts of the State of Michigan located in Oakland County or the Federal Court for the Eastern District of Michigan, and each Pledgor consent to the jurisdiction of such courts. Each Pledgor waives any objection it may nor or hereafter have to the venue of any such court and any right it may have now or hereafter have to claim that any such action or proceeding is in an inconvenient court.

(h)	Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be illegal, invalid or unenforceable.

(i)	Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing, and shall be deemed to be given or delivered when actually received by the party to whom directed, or, if earlier and regardless of whether actually received, on the third day after deposit in a regularly maintained receptacle for the United States mail, registered or certified, postage fully prepaid, addressed to the party to whom directed at its address set forth in the Loan Agreements or at such other address as such party may have previously specified by notice actually received by the other party, or by fax transmission with a confirmation of receipt generated by the sender’s facsimile machine.

(j)	Binding Effect and Assignment. This Agreement (i) creates a continuing security interest in the Collateral, (ii) shall be binding on each Pledgor and its successors and assigns, and (iii) shall inure to the benefit of Secured Party and its successors and assigns. No party’s rights and obligations hereunder may be assigned or otherwise transferred without the prior written consent of the other party, except that Secured Party’s rights under the Agreement may be assigned to any person to whom the Indebtedness is validly assigned in accordance with the Loan Documents.

(k)	Cumulative Rights. All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy that Secured Party may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies. Further, except as specifically noted as a waiver herein, no provision of this Agreement is intended by the parties to this Agreement to waive any rights, benefits or protection afforded to Secured Party under the Code.

(l)	Gender and Number. Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

(m)	Descriptive Headings. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

(n)	Facsimile and Electronic Copies. If this document is transmitted by facsimile or other electronic transmission, it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a facsimile machine or other electronic communication shall be considered for all purposes as an original signature. Any such faxed document or electronic document shall be considered to have the same binding legal effect as an original document.

[Signature Page Follows]

This Amended and Restated Security Agreement is executed as of the date first written above.

DEBTOR:		SECURED PARTY:

ORIGEN FINANCIAL, L.L.C.		WILLIAM M. DAVIDSON TRUST U/A/D
12/13/04

By:	/s/ Ronald A. Klein	By:	/s/ William M. Davidson

Name: Ronald A. Klein		Name: William M. Davidson
Title:	Manager	Title: Trustee

OFI:

ORIGEN FINANCIAL, INC.

By:	/s/ Ronald A. Klein

Name:	Ronald A. Klein
Title:	Chief Executive Officer

OSI:

ORIGEN SERVICING, INC.

By:	/s/ Ronald A. Klein

Name:	Ronald A. Klein
Title:	Chief Executive Officer

OSC:

ORIGEN SECURITIZATION COMPANY, LLC

By:	/s/ Ronald A. Klein

Name:	Ronald A. Klein
Title:	Chief Executive Officer
Signature page to Amended and Restated Security Agreement

Schedule 1
Trust Securitizations
Origen Manufactured Housing Contract Trust 2004-A
Origen Manufactured Housing Contract Trust 2004-B
Origen Manufactured Housing Contract Trust 2005-A
Origen Manufactured Housing Contract Trust 2005-B
Origen Manufactured Housing Contract Trust 2006-A
Origen Manufactured Housing Contract Trust 2007-A
Origen Manufactured Housing Contract Trust 2007-B